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www.duanemorris.com

December 10, 2020

RSE Archive, LLC c/o RSE Markets, Inc. 250 Lafayette Street 2nd Floor New York, NY 10012

Re:RSE Archive, LLC (the “Company”) Offering Statement on Form 1-A, as amended by the Post-Qualification Offering Circular Amendment No. 16 (together, the “Offering Statement”)

Ladies and Gentlemen:

We have acted as special counsel to the Company, a Delaware series limited liability company, in connection with the filing of the Offering Statement under Regulation A of the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) relating to the proposed offer and sale by the Company of membership interests (the “Interests”) in each of the applicable series of the Company as set forth in Schedule 1 hereto (each, an “Offering”).

For purposes of rendering this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of:

1.the Certificate of Formation of the Company, filed with the Secretary of State of the State of Delaware on January 3, 2019;

2.the Certificate of Formation of RSE Archive Manager, LLC, the manager of the Company (the “Manager”), filed with the Secretary of State of the State of Delaware on March 27, 2019;

3.the Amended and Restated Limited Liability Company Agreement of the Company, dated as of August 12, 2019 (the “Company Operating Agreement”);

Duane Morris llp A DELAWARE LIMITED LIABILITY PARTNERSHIPGREGORY R. HAWORTH, RESIDENT PARTNER
ONE RIVERFRONT PLAZA, 1037 RAYMOND BLVD., SUITE 1800 PHONE: +1 973 424 2000 FAX: +1 973 424 2001 NEWARK, NJ 07102-5429

DuaneMorris

RSE Archive, LLC

December 10, 2020

4.the Limited Liability Company Agreement of the Manager, dated as of August 12, 2019 (the “Manager Operating Agreement”); and

5.resolutions of the Manager and the Board of Directors of the Manager, with respect to the Offering.

We have also examined the Offering Statement, forms of subscription agreement and series designation filed with the Commission and such other certificates of public officials, such certificates of executive officers of the Company and such other records, agreements, documents and instruments as we have deemed relevant and necessary as a basis for the opinion hereafter set forth.

In such examination, we have assumed:  (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as certified, conformed or other copies and the authenticity of the originals of such documents, (v) that all records and other information made available to us by the Company on which we have relied are complete in all material respects, (vi) that the statements of the Company contained in the Offering Statement are true and correct as to all factual matters stated therein, (vii) that the Offering Statement will be and remain qualified under the Securities Act, and (viii) that the Company will receive the required consideration for the issuance of such Interests at or prior to the issuance thereof. As to all questions of fact material to this opinion, we have relied solely upon the above-referenced certificates or comparable documents and other documents delivered pursuant thereto, have not performed or had performed any independent research of public records and have assumed that certificates of or other comparable documents from public officials dated prior to the date hereof remain accurate as of the date hereof.

Members of our firm involved in the preparation of this opinion are licensed to practice law in the State of New York and we do not purport to be experts on, or to express any opinion herein concerning, the laws of any jurisdiction other than the laws of the State of New York, the federal law of the United States, and the Delaware Limited Liability Company Act (the “Delaware Act”).

Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, usury, fraudulent conveyance or similar laws affecting the rights of creditors generally, and (ii) by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.

Based upon and subject to the foregoing, and the other qualifications and limitations contained herein, we are of the opinion that the Interests have been authorized by all necessary series limited liability company action of the Company and, when issued and sold in accordance with the terms set forth in the Company Operating Agreement, Manager Operating Agreement, applicable series designation and applicable subscription agreement against payment therefor in the manner contemplated in the Offering Statement, (a) will be legally issued under the Delaware Act and (b) purchasers of the Interests will have no obligation under the Delaware Act to make payments to the Company (other than their purchase price for the Interests and except for their obligation that may arise in the future to repay any funds wrongfully distributed to them as provided under the Delaware Act), or contributions to the Company, solely by reason of their ownership of the Interests or their status as members of the Company, and no personal liability for

DuaneMorris

RSE Archive, LLC

December 10, 2020

the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, solely by reason of being members of the Company.

The opinion expressed herein is rendered as of the date hereof and is based on existing law, which is subject to change.  Where our opinion expressed herein refers to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date.  We do not undertake to advise you of any changes in the opinion expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinion should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

Our opinion expressed herein is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

We hereby consent to the use of this letter as an exhibit to the Offering Statement and to any and all references to our firm in the prospectus that is a part of the Offering Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission.

Very truly yours,

/s/ Duane Morris LLP

Duane Morris LLP

DuaneMorris

RSE Archive, LLC

December 10, 2020

SCHEDULE 1

Ticker	Maximum Membership Interests	Maximum Offering Size
#10COBB	1,000	$39,000
#52MANTLE	1,000	$132,000
#71ALI	2,000	$31,000
#71MAYS	2,000	$57,000
#98JORDAN	2,000	$128,000
#AGHOWL	500	$19,000
#EINSTEIN	2,000	$14,500
#FROST	200	$13,500
#POTTER	3,000	$72,000
#ROOSEVELT	1,000	$19,500
#TWOCITIES	200	$14,500
#ULYSSES	500	$25,500
#YOKO	200	$16,000
#70RLEX	1,000	$20,000
#RLEXPEPSI	2,000	$17,800
#SMURF	2,000	$34,500
#APEOD	500	$31,000
#APROAK	1,000	$75,000
#15PTKWT	1,000	$108,000
#18ZION	500	$15,000
#75ALI	2,000	$46,000
#88JORDAN	2,000	$22,000
#APOLLO11	1,000	$32,000
#BIRKINBLEU	1,000	$58,000
#SNOOPY	2,000	$25,500
#HONUS	10,000	$520,000
#24RUTHBAT	3,000	$255,000
#33RUTH	2,000	$77,000
#56MANTLE	10,000	$10,000
#BIRKINBOR	2,000	$52,500
#HIMALAYA	2,000	$140,000
#SPIDER1	1,000	$22,000
#BATMAN3	1,000	$78,000
#BOND1	1,000	$39,000.00
#CATCHER	500	$12,500.00
#LOTR	1,000	$29,000.00

DuaneMorris

RSE Archive, LLC

December 10, 2020

#AMZFNT15	500	$32,500.00
#HULK1	2,000	$89,000.00
#BATMAN1	1,000	$71,000.00
#55CLEMENTE	1,000	$38,000.00
#38DIMAGGIO	1,000	$22,000.00
#RUTHBALL1	2,000	$29,000.00
#86JORDAN	1,000	$40,000.00
#GMTBLACK1	1,000	$28,000.00
#SHKSPR4	1,000	$115,000.00
#50JACKIE	10,000	$10,000.00
#POKEMON1	5,000	$125,000.00
#FANFOUR1	2,000	$105,000.00
#CHURCHILL	7,500	$7,500.00
#ANMLFARM	10,000	$10,000.00
#CAPTAIN3	1,000	$37,000.00
#SUPER21	8,500	$8,500.00
#SOBLACK	1,000	$56,000.00
#FAUBOURG	2,000	$150,000.00
#BIRKINTAN	1,000	$28,000.00
#56TEDWILL	2,000	$90,000.00
#68MAYS	2,000	$39,000.00
#51MANTLE	2,000	$34,000.00
#85MARIO	3,000	$150,000.00
#TKAM	2,000	$32,000.00
#TMNT1	1,000	$65,000.00
#LINCOLN	4,000	$80,000.00
#61JFK	2,000	$23,000.00
#GATSBY	4,000	$200,000.00
#BATMAN6	2,000	$27,000.00
#STARWARS1	12,000	$12,000.00
#DAREDEV1	11,500	$11,500.00
#03LEBRON	2,000	$34,000.00
#03JORDAN	2,000	$41,000.00
#ALICE	12,000	$12,000.00
#14DRC	1,000	$54,000.00
#05LATOUR	1,000	$9,800.00
#16PETRUS	9,000	$45,000.00
#16SCREAG	1,000	$39,000.00

DuaneMorris

RSE Archive, LLC

December 10, 2020

#HALONFR	1,000	$27,000.00
#03KOBE	6,250	$50,000.00
#86RICE	23,000	$ 23,000.00
#AVENGERS1	5,000	$270,000.00
#SUPER14	5,200	$130,000.00
#94JETER	1,000	$45,000.00
#DUNE	1,000	$13,250.00
#TOS39	3,000	$135,000.00
#2020TOPPS	10,000	$100,000.00
#93DAYTONA	2,000	$42,000.00
#57STARR	8,000	$8,000.00
#57MANTLE	8,000	$8,000.00
#39TEDWILL	5,600	$28,000.00
#ANMLFARM	1,000	$10,000.00
#37HEISMAN	10,000	$460,000.00
#JUSTICE1	5,000	$ 215,000.00
#AF15	8,000	$200,000.00
#59JFK	2,000	$26,000.00
#SPIDER10	4,200	$21,000.00
#GRAPES	2,000	$39,000.00
#JOBSMAC	5,000	$50,000.00
#AVENGE57	20,000	$20,000.00
#PICNIC	2,000	$54,000.00
#CLEMENTE2	2,000	$70,000.00
#09TROUT	11,250	$225,000.00
#79STELLA	13,800	$69,000.00
#62MANTLE	6,000	$150,000.00
#KEROUAC	4,900	$98,000.00
#09BEAUX	6,800	$34,000.00
#13BEAUX	5,100	$25,500.00
#09RBLEROY	4,300	$107,500.00
#00MOUTON	2,000	$27,000.00
#11BELAIR	2,000	$22,000.00
#06BRM	1,850	$18,500.00
#17DUJAC	3,250	$26,000.00
#00NEWMAN	3,100	$15,500.00
#NASA1	10,000	$300,000.00
#03KOBE2	5,750	$23,000.00

DuaneMorris

RSE Archive, LLC

December 10, 2020

#FAUBOURG2	11,000	$165,000.00
#03TACHE	15,600	$78,000.00
#04LEBRON	5,000	$50,000.00
#THOR	10,750	$215,000.00
#85NES	8,000	$32,000.00
#WILDGUN	4,000	$28,000.00
#88MARIO	2,000	$30,000.00
#GOLDENEYE	5,000	$25,000.00
#13MUSIGNY	12,250	$245,000.00
#DIMAGGIO2	2,000	$21,000.00
#85JORDAN	10,000	$250,000.00
#00BRADY	3,750	$45,000.00
#34GEHRIG	5,000	$35,000.00
#69KAREEM	2,500	$27,500.00
#16KOBE	100,000	$800,000.00
#TORNEK	33,000	$165,000.00
#NEWTON	30,000	$300,000.00
#MOONSHOE	18,000	$180,000.00
#70AARON	6,000	$18,000.00
#13GIANNIS	5,000	$25,000.00
#03LEBRON2	5,000	$100,000.00
#BULLSRING	30,000	$300,000.00
#09COBB	8,000	$32,000.00
#18LAMAR	7,750	$62,000.00
#51HOWE	5,000	$45,000.00
#86FLEER	16,500	$165,000.00
#58PELE	31,500	$315,000.00
#58PELE2	5,300	$26,500.00
#04MESSI	9,000	$45,000.00
#99TMB2	10,000	$60,000.00
#98KANGA	21,250	$170,000.00
#FEDERAL	10,000	$150,000.00
#59BOND	10,250	$82,000.00
#62BOND	15,500	$93,000.00
#DEATON	11,400	$285,000.00
#XMEN1	12,000	$240,000.00
#ICECLIMB	10,000	$80,000.00
#PUNCHOUT	10,000	$90,000.00

DuaneMorris

RSE Archive, LLC

December 10, 2020

#POKEBLUE	2,400	$24,000.00
#98GTA	3,150	$15,750.00
#FOSSILBOX	4,200	$21,000.00
#96CHARZRD	6,500	$65,000.00
#JUNGLEBOX	6,900	$34,500.00
#01TIGER	1,850	$18,500.00